UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2015

Resort Savers, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55319	46-1993448
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Room 1309 Wanjun Jingmao Building
No. 21 Baoxing Road
Boa An Central, Shenzen, China 518133
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  0086-0755-23106825

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

ITEM 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On June 18, 2015, Resort Savers, Inc. ("the Company") was notified of the resignation of its independent public accounting firm, RBSM LLP ("RBSM") effective that date. The Company's Board of Directors accepted the resignation of RBSM upon receipt of the notification and has commenced a search for a new independent accounting firm.
RBSM's report dated April 30, 2015, on the financial statements of the Company as of and for the fiscal year ended January 31, 2015, contained a modification that such financial statements had been prepared assuming that the Company would continue as a going concern. Except as set forth in the previous sentence, RBSM's report on the financial statements of the Company as of and for the year ended January 31, 2015, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, procedure or accounting principles.
During the Company's fiscal year ended January 31, 2015, and the subsequent period through June 18, 2015, there were no disagreements between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RBSM's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's financial statements for such year or period; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Company provided RBSM with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of RBSM's letter to the Securities and Exchange Commission, dated June 19, 2015, stating its agreement with such statements.
ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS
 (d) Exhibits
Exhibit No.	Description
16.1	Letter from RBSM LLP to the Securities and Exchange Commission dated June 19, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2015
Resort Savers, Inc.
/s/ Zhou Gui Bin
By: Zhou Gui Bin
President, CEO